        Exhibit 99.1

FirstEnergy Corp.	For Release: August 4, 2009
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Ron Seeholzer
(330) 384-5247	(330) 384-5415

FIRSTENERGY ANNOUNCES A CASH TENDER OFFER

FOR UP TO $725,000,000 OF ITS 6.45% NOTES, SERIES B, DUE 2011

           AKRON, OH – FirstEnergy Corp. (NYSE: FE) today announced the commencement of a cash tender offer for up to $725,000,000 in aggregate principal amount of its outstanding 6.45% Notes, Series B, Due 2011.  If consumated, the tender offer will be funded with cash on hand or borrowings under FirstEnergy’s $2.75 billion revolving credit facility.  The purpose of the tender offer is to reduce FirstEnergy’s debt and interest expense.

           The tender offer is being made pursuant to the Offer to Purchase dated August 4, 2009, and related Letter of Transmittal, dated August 4, 2009, which set forth a more detailed description of the tender offer.

           The tender offer will expire at 11:59 p.m. New York City time, on August 31, 2009, unless extended or earlier terminated.

The following table summarizes the pricing terms for the tender offer:

Security Description	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration (1)	Early Tender Payment (1)	Total Consideration (1)(2)
6.45% Notes, Series B, Due 2011 (CUSIP No. 337932AB3)	$1,450,000,000	$725,000,000	$1,062.50	$30.00	$1,092.50

(1)	Per $1,000 principal amount of notes accepted for purchase.

(2)
The total consideration includes the early tender payment and is payable only in respect of notes validly tendered (and not validly withdrawn) at or prior to 5:00 p.m. New York City time, on August 17, 2009, the early tender deadline, and accepted for payment.

Holders must tender their notes by 5:00 p.m. New York City time, on August 17, 2009, unless extended, to be eligible to receive the total consideration of $1,092.50.  Holders who tender their notes after such time and at or prior to the expiration time will be eligible to receive the tender offer consideration of $1,062.50, which is the total consideration less the early tender payment.

           Payments for notes purchased also will include accrued interest from the last interest payment date up to, but excluding, the settlement date.

           FirstEnergy’s obligation to accept for purchase, and to pay the tender offer consideration or the total consideration, as outlined in the table above, as applicable, and the accrued interest on notes validly tendered pursuant to the tender offer is conditioned upon satisfaction or waiver of certain conditions.  These include FirstEnergy Solutions Corp., a subsidiary of FirstEnergy, obtaining sufficient proceeds from an offering of debt securities to enable FirstEnergy to consumate the tender offer.  The tender offer is not conditioned upon any minimum principal amount of the notes being tendered.

           Tendered notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on August 17, 2009, subject to certain conditions.

           The settlement date is expected to be one business day following the expiration of the offer.

           FirstEnergy has retained Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and RBS Securities Inc. to serve as Dealer Managers for the tender offer.  D. F. King & Co., Inc. has been retained to serve as the Information Agent and the Tender Agent for the tender offer.

           For additional information regarding the terms of the tender offer, please contact:  Morgan Stanley at 800-624-1808 (toll free) or 212-761-5384 (collect); Credit Suisse at 800-820-1653  (toll free) or 212-538-1862 (collect); or RBS at 877-297-9832 (toll free) or 203-897-6145 (collect).  Requests for documents and questions regarding the tender of notes may be directed to the Information Agent at 800-735-3591 (toll free) or 212-269-5550 (collect).

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

           FirstEnergy’s obligations to accept any notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase and related Letter of Transmittal.

           This news release is not an offer to purchase or a solicitation of acceptance of the tender offer.  FirstEnergy may, subject to applicable law, amend, extend or terminate the tender offer.

Forward-Looking Statements:  This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the PUCO's regulatory process on the Ohio Companies associated with the distribution rate case, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the AQC Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the NSR litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC, Met-Ed's and Penelec's transmission service charge filings with the PPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs and increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on FirstEnergy’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, and the risks and other factors discussed from time to time in its SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on its business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. A security rating is not a recommendation to buy, sell or hold securities that may be subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

 (080409)